UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

CPI Corp. (the "Company") is filing this amendment (the "Amendment") to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the "SEC") on September 6, 2012 (the "Original Form 8-K"), for the sole purpose of correcting erroneous dates included in the Original Filing. Except for the correction of dates, no other changes have been made to the Original Form 8-K in this Amendment.

Item 1.01.    Entry Into a Material Definitive Agreement.

During the second quarter of fiscal 2012, CPI Corp. (the "Company) discontinued its Portrait Gallery from Bella Pictures® operations. The Company had previously entered into leases for 19 retail stores at certain shopping centers owned and managed by Westfield, LLC ("Westfield"). On August 30, 2012, the Company entered into a Settlement Agreement and General Release (the “Agreement”) with Westfield. Under the Agreement, the Company shall pay Westfield the sum of $500,000, in five equal installments on or before October 15, 2012, December 15, 2012, January 15, 2013, February 15, 2013, and March 15, 2013, as consideration and final settlement of the leases.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

September 7, 2012